OTHER INSURED RIDER

This rider adds benefits to your policy. This rider is issued in consideration of the application and payment of the cost of this rider. The cost of this rider will be included in the Monthly Deduction.

BENEFITS

We will pay the Amount of Insurance upon receipt of due proof of death of an Other
Insured, prior to the termination of this rider.

The Other Insured Rider may assume the role of the "policy" under the terms of an
Accelerated Benefits Rider, in which case the Other Insured will assume the role of the "Insured" in that rider. The death benefit provided by this Other Insured Rider, then, may be accelerated based on the Terminal illness, Covered Chronic illness or
Critical Illness of the Other Insured, according to the terms of the Accelerated
Benefits Rider{s) in force on the policy to which this rider is attached.

OTHER INSURED

An Other Insured is a person covered under this rider and named in the Data Section of the policy.

BENEFICIARY

Unless otherwise provided for. the Owner of the policy will be the Beneficiary of the proceeds payable under this rider.

AMOUNT OF
INSURANCE

The Amount of Insurance is the amount of coverage provided by this rider on the life of an Other Insured and is shown in the policy's Data Section.

MONTHLY COST

The monthly cost of this rider is deducted at the same time and in the same manner as the Monthly Deduction for the policy.

National Life Insurance Company

One National Life Drive Montpelier. Vermont 05604 (802) 229-3333

8526(0707)

COST OF
INSURANCE

The Cost of Insurance on an Other Insured is:

I. such Other Insured's Amount of Insurance, divided by 1,000; multiplied times

2. the Cost of Insurance Rate for such Other Insured.

The Cost of Insurance Rates for this rider are based on each Other Insured's sex, attained age and rate classification. We may change the Cost of Insurance Rates from time to time. However, we cannot increase the Cost of Insurance Rates over those described in the policy's Data Section.

CONVERSION

Coverage under this rider may be exchanged for a new policy on the life of each
Other Insured without evidence of insurability within 31 days from the death of the
Insured or at any time while the Insured is living and prior to the termination of this rider. The new policy must be for an amount not more than the Amount of Insurance in effect on the life of the Other Insured converting, and will have a Date of Issue as of the conversion date.

The conversion may be to any of our plans (other than Term Insurance) then being issued, subject to such plan's requirements. The face amount may not be less than our published minimum for the plan of insurance applied for.

Premiums will be charged in accordance with our current rates, for the same rate class as this rider and for the sex and attained age of the Other Insured on the date of the exchange.

To convert coverage under this rider, we must receive a written request signed by the
Owner, if living, otherwise, by the Other Insured.

If the new policy is issued after the death of the Insured, the first premium must be paid not later than 31 days after the Insured's death. If the Other Insured dies within
31 days of the Insured's death and the first premium has not been paid, we will pay the Amount of Insurance, less the amount of the unpaid premium.

REINSTATEMENT

Upon application for reinstatement of the policy, we will require evidence of insurability for each Other Insured under this rider.

National Life Insurance Company
One National Life Drive Montpelier Vermont 05604 (802) 229-3333

8526(0707)

INCONTESTABILITY

Coverage under this rider is contestable for each Other Insured separately. We cannot contest this rider after it has been in effect during tile lifetime of an
Other Insured for a period of two years from the Effective Date of coverage for such Other Insured, except for reinstatement. We can contest this rider for misrepresentations made in the application for reinstatement until it has been in effect for two years during the lifetime of the Other Insured whose coverage is reinstated.

MISSTATEMENT OF
AGE OR SEX

If the age or sex of an Other Insured has been misstated in the policy, the proceeds payable upon the death of such Other Insured will be adjusted by:

1. tile Monthly Deductions made; less
2. the Monthly Deductions which should have been made based on the correct age and sex of such Other Insured; less
3. tile accumulation of the differences at the interest rates that were credited to the Cash Surrender Value of the policy.

SUICIDE

If an Other Insured commits suicide, while sane or insane, within two years from the

Effective Date of coverage for such Other Insured, our liability will be limited to the refund of the Monthly Deductions for this rider, without interest.

ASSIGNMENT

The policy to which this rider is attached may be assigned as provided by the policy.

However, the interest of the Beneficiary of this rider will not be transferred to the assignee.

TERMINATION

This rider will terminate at the earliest of:

1. the date the policy terminates; or
2. the Policy Anniversary on which the youngest covered Other Insured reaches
Attained Age 100; or
3. tile Monthly Policy Date following our receipt of your written request to terminate this rider.

Coverage on each Other Insured will end on the Policy Anniversary that such Other
Insured reaches Attained Age 100, the date such Other Insured's coverage is converted, or the date of Termination of this rider, whichever occurs first.

If we deduct cost for this benefit for any period after termination, our only liability will be to refund that amount to you with interest. This rider is part of the policy to which it is attached. Therefore, this rider is subject to all of the provisions of the policy.

National Life Insurance Company

One National Life Drive Montpelier, Vermont 05604 (802) 229-3333

EFFECTIVE DATE

The Effective Date of this rider is the policy's Date of Issue unless a different date is indicated in the policy's Data Section.

Signed for National Life Insurance Company at Montpelier, Vermont, by

National Life Insurance Company
0ne National Life Drive Montpelier, Vermont 05604 (802) 229-3333

8526(0707)